Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of August 3, 2015, is by and between Healthways, Inc., a Delaware corporation (the "Company"), and Donato Tramuto (the "Executive").

WHEREAS, the Company desires that the Executive serve as President and Chief Executive Officer ("CEO") of the Company, and the Executive desires to hold such position upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company.

NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

I.	EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, upon the terms and subject to the conditions set forth herein.

II.	TERM. The term of employment of the Executive pursuant to this Agreement (as the same may be extended, the "Term") shall begin on November 1, 2015 (the "Start Date") and continue until the earlier of (i) the Date of Termination (as defined below) or (ii) 11:59 pm Central time on December 31, 2018. Unless terminated prior to December 31, 2018 in accordance with the terms hereof, the Term shall automatically renew for successive one-year periods upon the terms and subject to the conditions set forth herein, commencing on January 1, 2019, unless either the Company or the Executive gives the other party written notice, at least ninety (90) days prior to the end of such initial or extended Term, of its or his intention not to renew this Agreement or the employment of the Executive.

III.	POSITION. During the Term, the Executive shall serve as President and CEO of the Company performing duties commensurate with the position and such additional duties as may be assigned by the Board of Directors of the Company (the "Board"). Executive shall report to the full Board. Executive is currently a member of the Board, and during the Term, the Company shall nominate Executive to the Board at the expiration of each term as a director, and shall use its commercially reasonable efforts to cause the Executive to be re-elected to the Board at the expiration of each term as a director and to have the Executive serve as a member of the Board throughout his service during the Term. If re-elected by the Company's stockholders, the Executive agrees to serve, without any additional compensation, on the Board (provided that, during the period beginning on the date hereof and ending on the Start Date, Executive will be entitled to receive pro rata portion of the compensation to which he is entitled for his service as a member of the Board), and if asked by the Board, the Executive agrees to serve, without any additional compensation, as a director on the board of directors of any subsidiary of the Company, and/or in one or more officer positions with the Company and/or any subsidiary of the Company. If the Executive's employment is terminated for any reason, whether such termination is voluntary or involuntary, the Executive shall resign as a director and officer of the Company (and any of its subsidiaries), such resignation to be effective no later than the Date of Termination.

IV.	DUTIES. During the Term, the Executive shall devote the Executive's full business time and attention to the business and affairs of the Company; provided, however, that it shall not be a violation of this Agreement for the Executive to continue to serve on those for-profit and not-for-profit boards on which he is serving as of the Start Date and, with the approval of the Board, any additional boards, and to devote reasonable periods of time to charitable and community activities and industry or professional activities, and/or to manage personal affairs, so long as any such board service and other activities do not interfere with the performance of the Executive's responsibilities under this Agreement.

V.            COMPENSATION / BENEFITS.

A.	Base Salary. The Executive's initial annual base salary as of the Start Date will be $850,000 (as it may be adjusted as provided herein, the "Base Salary"). The amount of the Base Salary shall be reviewed annually and may, in the sole discretion of the Compensation Committee of the Board, be increased from time to time during the Term. The Base Salary shall be payable in substantially equal installments in accordance with the Company's normal payroll practices, and is subject to all proper taxes and withholding. The Base Salary rate at which the Executive is being compensated on the Date of Termination (disregarding any reduction in Base Salary described in clause (a) of the definition of "Good Reason" set forth in Section VI.F.1 hereof) shall be the Base Salary rate used in determining the severance amounts payable to the Executive hereunder.

B.	Inducement Award / 2015 Bonus Plan. As an inducement for the Executive to enter into this Agreement and in lieu of any incentive compensation in respect of fiscal year 2015, the Executive will receive the following:

1.
Inducement Awards.  If, prior to December 15, 2015, the Executive's current employer does not make that certain retention payment that is scheduled to be made to the Executive in September 2015 (the "September Payment"), then, on or about December 15, 2015, the Company shall pay the Executive such unpaid amount in cash, not to exceed $68,750, subject to all proper taxes and withholding; provided that the Executive shall use commercially reasonable efforts to cause his current employer to make the September Payment to the Executive as scheduled.  On or about December 15, 2015, the Company shall pay the Executive, in addition to the amount of the unpaid September Payment, if any, $1,250,000 in cash (the "Inducement Award"), subject to all proper taxes and withholding.  Notwithstanding the foregoing, if, during any period set forth in the following table, the Executive voluntarily terminates his employment with the Company other than for Good Reason (as defined below) or the Company terminates the Executive for Cause (as defined below), the Executive shall repay to the Company, within thirty (30) days of the Date of Termination, the amount set forth opposite such period in the following table:

Termination Date	Repayment Amount
November 1, 2015 – February 29, 2016	$1,250,000
March 1, 2016 – March 31, 2016	$1,087,500
April 1, 2016 – July 31, 2016	$670,834
August 1, 2016 – August 31, 2016	$170,834

The repayment obligation shall not apply to termination for any reason other than (i) termination by Executive other than for Good Reason or (ii) by the Company for Cause.

2.
Initial RSU Award. On or effective as of the Start Date, the Executive will be granted 32,051 restricted stock units ("RSUs") which will vest ratably over three years from the Start Date.  The RSUs will be issued pursuant to the Company's Amended and Restated 2014 Stock Incentive Plan (as may be amended from time to time, the "Stock Incentive Plan") and the RSU award agreement, in substantially the form attached as Exhibit A hereto (the "RSU Award Agreement").

C.	Annual Bonus Plan. Commencing in respect of fiscal year 2016, the Executive will be eligible to receive an annual bonus in cash that is targeted to equal 100% of Base Salary with a maximum of 200% of Base Salary. Such bonus, if any, shall be structured and paid in accordance with the terms and conditions of the bonus plan established by the Company ("Bonus Plan"). The Executive and the Board will use their commercially reasonable efforts to develop and approve, prior to the Start Date, a new, mutually agreeable annual bonus program for the Executive and the Company's other senior executive officers.

D.	Long-Term Incentives. The Executive will receive the following long-term incentive compensation, which constitutes the aggregate long-term incentive compensation payable to the Executive in respect of fiscal years 2016, 2017 and 2018:

1.
RSU Award.  On or effective as of the Start Date, the Executive will be granted 250,000 RSUs which will vest ratably over three years from the Start Date.  The RSUs will be issued pursuant to the Stock Incentive Plan and the RSU Award Agreement.

2.
MSU Award.  On or effective as of the Start Date, the Executive will be granted market stock units ("MSUs") pursuant to the Stock Incentive Plan, with a target of 250,000 units and a maximum of 450,000 units (the "MSU Award").  The number of MSUs that will vest at the end of the applicable performance period will be determined in accordance with the MSU award agreement which is attached as Exhibit B hereto (the "MSU Award Agreement").

E.	Temporary Housing; Relocation. The Company shall pay the Executive the cost of his temporary housing in the Nashville, Tennessee metropolitan area for up to eighteen (18) months following the Start Date, which amount will not exceed $45,000 in the aggregate. Upon the Executive's election to relocate his principal residence to the Nashville, Tennessee metropolitan area, the Executive will be eligible to receive benefits under the Company's relocation policy for executives, as then in effect.

F.	Other Benefits. In addition to the benefits specifically provided for herein, during the Term, the Executive shall be entitled to participate in those benefit plans that are maintained by the Company for senior executive officers generally according to the terms of such plans. Also, during the Term, the Executive shall be entitled to fringe benefits and perquisites at the same level as those benefits are provided by the Company from time to time to senior executive officers of the Company generally. However, nothing herein shall require the Company to establish and/or maintain any such plans. The Executive shall retain any equity awards issued to Executive in his capacity as a member of the Board of Directors under the Stock Incentive Plan that are outstanding on the date hereof (the "Director Equity Awards") and such awards shall continue to vest in accordance with their terms. In the event of any amendment made to equity awards granted to the members of the Board that are outstanding on the date hereof that is generally applicable to all members of the Board, the Director Equity Awards held by the Executive will be similarly amended.

VI.	TERMINATION OF AGREEMENT. The Executive's employment under this Agreement shall not be terminated except as set forth in Section II or this Section VI. Any reference to (i) the date of termination of the Executive's employment in accordance with Section II or (ii) the date of delivery of a notice of termination or resignation by either the Company or the Executive in this Section VI shall constitute the "Date of Termination," unless otherwise set forth herein. For purposes of this Agreement, the Executive will be deemed to have terminated employment when the Executive has a "separation from service" from the Company as determined in accordance with Treasury Regulation 1.409A-1(h).

A.	By Mutual Consent. The Executive's employment pursuant to this Agreement may be terminated at any time by the mutual written agreement of the Company and the Executive upon such terms as are agreed upon between the parties.

B.	Death. If the Executive dies during the Term of this Agreement, the Company shall pay the Executive's Base Salary due through the date of the Executive's death plus any earned, but unpaid, bonus under any applicable Bonus Plan, which amounts will be paid to the Executive's designated beneficiary within thirty (30) days of the Executive's death, with the date of such payment chosen by the Company in its sole discretion. The vesting and exercisability (if applicable) of any outstanding stock options, restricted stock, restricted stock units and any other equity incentives, including the awards to be granted on the Start Date pursuant to Section V hereof and the awards granted to the Executive prior to the date hereof in connection with his service as a director of the Company (collectively, "Equity Incentives"), shall be governed by the terms of the applicable award agreements to which the Company and the Executive are parties at the time of the Executive's death. All amounts contributed by the Company to the Capital Accumulation Plan ("CAP") for the benefit of the Executive shall vest at the time of the Executive's death and thereafter be paid out in accordance with the terms of the CAP as in effect at the time of the Executive's death. The Company shall then have no further obligations to the Executive or any representative of the Executive's estate or heirs, except that the Executive's estate or beneficiaries, as the case may be, shall be paid such amounts as may be payable under the Company's life insurance policies and other plans as they relate to benefits following death then in effect.

C.	Disability

1.	The Executive's employment may be terminated by written notice by either party to the other party, when:

a.	the Executive suffers a physical or mental disability entitling the Executive to long-term disability benefits under the Company's long-term disability plan, if any, or

b.	in the absence of a Company long-term disability plan, the Executive is unable, as determined by the Board (or any designated Committee of the Board), to perform the essential functions of the Executive's regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

2.	If the Executive's employment is terminated under this Section VI.C, the Executive shall be entitled to receive:

a.	all Base Salary and benefits due to the Executive through the Date of Termination, plus any earned, but unpaid, bonus under any applicable Bonus Plan (in each case, payable within thirty (30) days of the Date of Termination, with the date of such payment determined by the Company in its sole discretion), plus a pro-rata portion of any annual bonus for the year in which the Date of Termination occurs, based on actual Company performance, which pro rata annual bonus amount will be determined after the end of the fiscal year for which the Bonus Plan was in place and paid in accordance with the terms of such Bonus Plan;

b.	an amount equal to the Executive's Base Salary for a total of twenty-four (24) months following the Date of Termination, reduced by any disability insurance payments the Executive receives as a result of the Executive's disability, which shall be paid to the Executive periodically at the regular payroll dates commencing as of the Date of Termination; and

c.	a lump sum amount, payable by the Company concurrent with the payment provided for in Section VI.C.2.a hereunder, equal to the Company's estimated obligation (as determined by the Company in the reasonable exercise of its discretion) for its share of the cost of premiums, and related administrative fees, for group health (medical, dental and vision) continuation coverage for the Executive and the Executive's eligible dependents, for substantially the same level of benefits as in effect immediately prior to the Date of Termination and for a period equal to twenty-four (24) months. Notwithstanding the foregoing, if the Company's payment pursuant to the foregoing sentence would violate the nondiscrimination rules applicable to non-grandfathered plans, or result in the imposition of penalties, under the Patient Protection and Affordable Care Act of 2010 ("PPACA") and related regulations and guidance promulgated thereunder, the parties agree to reform such sentence in such manner as is necessary to comply with PPACA.

3.	The vesting and exercisability (if applicable) of all Equity Incentives shall be governed by the terms of the applicable award agreements to which the Company and the Executive are parties on the Date of Termination.

4.	All amounts contributed by the Company to the CAP for the benefit of the Executive shall vest on the Date of Termination and thereafter be paid out in accordance with the terms of the CAP as in effect on the Date of Termination.

D.	By the Company for Cause

1.	The Executive's employment may be terminated by the Company by written notice to the Executive specifying the event(s) relied upon for such termination upon the occurrence of any of the following events (each of which shall constitute "Cause" for termination):

a.	the continued failure by the Executive to substantially perform the Executive's duties after written notice and failure to cure within sixty (60) days;

b.	conviction of a felony or engaging in misconduct which is materially injurious to the Company, monetarily or to its reputation or otherwise, or which would damage Executive's ability to effectively perform the Executive's duties;

c.	theft or dishonesty by the Executive;

d.	intoxication while on duty; or

e.	willful violation of Company policies or procedures after written notice and failure to cure within thirty (30) days.

2.	If the Executive's employment is terminated under this Section VI.D, the Executive shall be entitled to receive all Base Salary and benefits to be paid or provided to the Executive under this Agreement through the Date of Termination, and no more.

3.	The vesting and exercisability (if applicable) of all Equity Incentives shall be governed by the terms of the applicable award agreements to which the Company and the Executive are parties on the Date of Termination.

4.	All amounts contributed by the Company to the CAP for the benefit of the Executive that have vested prior to the Date of Termination shall be paid out in accordance with the terms of the CAP as in effect on the Date of Termination. The Executive shall not be entitled to receive any unvested Company contributions to the CAP.

E.	By the Company Without Cause

1.	The Executive's employment may be terminated by the Company at any time without Cause by delivery of a written notice of termination to the Executive. If the Executive's employment is terminated under this Section VI.E, the Executive shall be entitled to receive:

a.	all Base Salary and benefits due to the Executive through the Date of Termination, plus any earned, but unpaid, bonus under any applicable Bonus Plan (in each case, payable within thirty (30) days of the Date of Termination, with the date of such payment determined by the Company in its sole discretion), plus a pro-rata portion of any annual bonus for the year in which the Date of Termination occurs, based on actual Company performance, which pro rata annual bonus amount will be determined after the end of the fiscal year for which the Bonus Plan was in place and paid in accordance with the terms of such Bonus Plan;

b.	an amount equal to the Executive's Base Salary for a total of twenty-four (24) months following the Date of Termination, which shall be paid to the Executive periodically at the regular payroll dates commencing as of the Date of Termination; and

c.	a lump sum amount, payable by the Company concurrent with the payment provided for in Section VI.E.1.a hereunder, equal to the Company's estimated obligation (as determined by the Company in the reasonable exercise of its discretion) for its share of the cost of premiums, and related administrative fees, for group health (medical, dental and vision) continuation coverage for the Executive and the Executive's eligible dependents, for substantially the same level of benefits as in effect immediately prior to the Date of Termination and for a period equal to twenty-four (24) months. Notwithstanding the foregoing, if the Company's payment pursuant to the foregoing sentence would violate the nondiscrimination rules applicable to non-grandfathered plans, or result in the imposition of penalties, under PPACA and related regulations and guidance promulgated thereunder, the parties agree to reform such sentence in such manner as is necessary to comply with PPACA.

2.	The vesting and exercisability (if applicable) of all Equity Incentives shall be governed by the terms of the applicable award agreements to which the Company and the Executive are parties on the Date of Termination.

3.	All amounts contributed by the Company to the CAP for the benefit of the Executive shall vest on the Date of Termination and thereafter be paid out in accordance with the terms of the CAP as in effect on the Date of Termination.

F.	By the Executive for Good Reason

1.	The Executive's employment may be terminated by the Executive by written notice of the Executive's resignation delivered within sixty (60) days after the occurrence of any of the following events, each of which shall constitute "Good Reason" for resignation:

a.	a material reduction in the Executive's Base Salary (unless such reduction is part of an across the board reduction affecting all senior officers of the Company);

b.	a requirement by the Company to relocate the Executive to a location that is greater than twenty-five (25) miles from the location of the office in which the Executive performs the Executive's duties hereunder at the time of such relocation;

c.	in connection with a Change in Control, a failure by the successor person or entity, or the Board, either to honor this Agreement or to present the Executive with an employment agreement containing provisions substantially similar to this Agreement or otherwise satisfactory to the Executive and which is executed by the Executive; or

d.	a material reduction in the Executive's title, or a material and adverse change in the Executive's status and responsibilities, or the assignment to the Executive of duties or responsibilities which are materially inconsistent with the Executive's title and responsibilities.

2.	The Executive shall give the Company written notice of the Executive's intention to resign for Good Reason (stating the reason therefor) within sixty (60) days after the occurrence of one of the events stated in Section VI.F.1.a, b, c or d above (the "Good Reason Events"), and the Company shall have sixty (60) days (the "Cure Period") thereafter to rescind the Good Reason Event(s), in which event the Executive no longer shall have the right to resign for Good Reason. If the Company fails to rescind the Good Reason Event(s) before the expiration of the Cure Period, then the Executive may resign for Good Reason and receive the benefits described below so long as the resignation for Good Reason occurs within thirty (30) days following the expiration of the Cure Period, otherwise the right to resign on the basis of that Good Reason Event(s) shall be deemed to have been waived. If the Executive resigns for Good Reason, the Executive shall be entitled to receive:

a.	all Base Salary and benefits due to the Executive through the Date of Termination, plus any earned, but unpaid, bonus under any applicable Bonus Plan (in each case, payable within thirty (30) days of the Date of Termination, with the date of such payment determined by the Company in its sole discretion), plus a pro-rata portion of any annual bonus for the year in which the Date of Termination occurs, based on actual Company performance, which pro rata annual bonus amount will be determined after the end of the fiscal year for which the Bonus Plan was in place and paid in accordance with the terms of such Bonus Plan;

b.	an amount equal to Executive's Base Salary for a total of twenty-four (24) months following the Date of Termination, which shall be paid to the Executive periodically at the regular payroll dates commencing as of the Date of Termination; and

c.	a lump sum amount, payable by the Company concurrent with the payment provided for in Section VI.F.2.a hereunder, equal to the Company's estimated obligation (as determined by the Company in the reasonable exercise of its discretion) for its share of the cost of premiums, and related administrative fees, for group health (medical, dental and vision) continuation coverage for the Executive and the Executive's eligible dependents, for substantially the same level of benefits as in effect immediately prior to the Date of Termination and for a period equal to twenty-four (24) months. Notwithstanding the foregoing, if the Company's payment pursuant to the foregoing sentence would violate the nondiscrimination rules applicable to non-grandfathered plans, or result in the imposition of penalties, under PPACA and related regulations and guidance promulgated thereunder, the parties agree to reform such sentence in such manner as is necessary to comply with PPACA.

3.	The vesting and exercisability (if applicable) of all Equity Incentives shall be governed by the terms of the applicable award agreements to which the Company and the Executive are parties on the Date of Termination.

4.	All amounts contributed by the Company to the CAP for the benefit of the Executive shall vest on the Date of Termination and thereafter be paid out in accordance with the terms of the CAP as in effect on the Date of Termination.

G.	By the Executive Without Good Reason

1.	The Executive may terminate the Executive's employment at any time by delivery of a written notice of resignation to the Company no less than sixty (60) days and no more than ninety (90) days prior to the effective date of the Executive's resignation.

2.	The Executive shall receive all Base Salary and benefits due under this Agreement through the Date of Termination, and no more.

3.	The vesting and exercisability (if applicable) of all Equity Incentives shall be governed by the terms of the applicable award agreements to which the Company and the Executive are parties on the Date of Termination.

4.	All amounts contributed by the Company to the CAP for the benefit of the Executive that have vested prior to the Date of Termination shall be paid out in accordance with the terms of the CAP as in effect on the Date of Termination. The Executive shall not be entitled to receive any unvested Company contributions to the CAP.

H.	On or Following a Change in Control

1.	If the Executive's termination of employment without Cause (pursuant to Section VI.E) or for Good Reason (pursuant to Section VI.F) occurs on or within twelve (12) months following a Change in Control, the Executive shall be entitled to receive:

a.	all Base Salary and benefits due to the Executive through the Date of Termination, plus any earned, but unpaid, bonus under any applicable Bonus Plan (in each case, payable within thirty (30) days of the Date of Termination, with the date of such payment determined by the Company in its sole discretion), plus a pro-rata portion of any annual bonus for the year in which the Date of Termination occurs, based on the greater of target or actual Company performance, which pro rata annual bonus amount will be determined after the end of the fiscal year for which the Bonus Plan was in place and paid in accordance with the terms of such Bonus Plan;

b.	an amount equal to the sum of (i) Executive's Base Salary for a total of thirty (30) months following the Date of Termination and (ii) target bonus in respect of the greater of (A) the year prior to the occurrence of the Change in Control and (B) the year in which the Date of Termination occurs (in each case of (i) and (ii), payable in a lump sum within thirty (30) days of the Date of Termination); and

c.	a lump sum amount, payable by the Company concurrent with the payment provided for in Section VI.H.2.a hereunder, equal to the Company's estimated obligation (as determined by the Company in the reasonable exercise of its discretion) for its share of the cost of premiums, and related administrative fees, for group health (medical, dental and vision) continuation coverage for the Executive and the Executive's eligible dependents, for substantially the same level of benefits as in effect immediately prior to the Date of Termination and for a period equal to twenty-four (24) months. Notwithstanding the foregoing, if the Company's payment pursuant to the foregoing sentence would violate the nondiscrimination rules applicable to non-grandfathered plans, or result in the imposition of penalties, under PPACA and related regulations and guidance promulgated thereunder, the parties agree to reform such sentence in such manner as is necessary to comply with PPACA.

2.	The vesting and exercisability (if applicable) of all Equity Incentives shall be governed by the terms of the applicable award agreements to which the Company and the Executive are parties on the Date of Termination.

3.	All amounts contributed by the Company to the CAP for the benefit of the Executive shall vest on the Date of Termination and thereafter be paid out in accordance with the terms of the CAP as in effect on the Date of Termination.

4.	Payments pursuant to this Section VI.H shall be made in lieu of, but not in addition to, any payment under any other paragraph of this Section VI.

5.	For the purposes of this Agreement, a "Change in Control" shall mean any of the following events:

a.	any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

b.	as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction.

Notwithstanding the foregoing, to the extent that (i) any payment under this Agreement is payable solely upon or following the occurrence of a Change in Control and (ii) such payment is treated as "deferred compensation" for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), a Change in Control shall mean a "change in the ownership of the Company," a "change in the effective control of the Company," or a "change in the ownership of a substantial portion of the assets of the Company" as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

6.	Notwithstanding any other provision of this Agreement to the contrary, if any payments or benefits Executive would receive from the Company pursuant to this Agreement or otherwise (collectively, the "Payments") would, either separately or in the aggregate, (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Payments will be adjusted to equal the Reduced Amount. The "Reduced Amount" will be either (1) the entire amount of the Payments, or (2) an amount equal to the largest portion of the Payments that would result in no portion of any of the Payments (after reduction) being subject to the Excise Tax, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in the Executive's receipt, on an after-tax basis, of the greatest amount of the Payments. If a reduction in the Payments is to be made so that the amount of the Payments equals the Reduced Amount, the Payments will be paid only to the extent permitted under the Reduced Amount alternative; provided, that in the event the Reduced Amount is paid, the cash payments set forth in Section VI.H.1(b) shall be reduced in reverse order in which they are received, in order to achieve the reduction required by the operation of this Section VI.H.6.

I.	Release of Claims. The Company shall not be required to make the payments and provide the benefits specified in Sections VI.C through VI.H, other than accrued but unpaid Base Salary and benefits due to the Executive through the Date of Termination (the "Accrued Amounts"), unless the Executive has executed and delivered to the Company an enforceable release of claims in the form reasonably acceptable to the Company within thirty (30) days following the Date of Termination, under which the Executive releases the Company, the stockholders of the Company, their affiliates and their respective officers, directors and employees from all liability relating to the Executive's employment with the Company (other than the payments and benefits under this Agreement and indemnification rights). Any payments or benefits specified in Sections VI.C through VI.H, other than the Accrued Amounts, payable during such thirty (30) day period shall be withheld and shall be paid to the Executive on the first payroll date following on or after the thirtieth (30th) day following the Executive's termination of employment. In the event the release is not executed and delivered to the Company in accordance with this Section VI.I, the payments and benefits specified in Sections VI.C through VI.FH, other than the Accrued Amounts, shall be forfeited.

J.
Delay of Payments Pursuant to Section 409A.  It is intended that (1) each installment of the payments provided under this Agreement is a separate "payment" for purposes of Section 409A of the Code and (2) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v).  Notwithstanding anything to the contrary in this Agreement, if the Company determines (i) that on the date the Executive's employment with the Company terminates or at such other time that the Company determines to be relevant, the Executive is a "specified employee" (as such term is defined under Treasury Regulation 1.409A-1(i)) of the Company and (ii) that any payments to be provided to the Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code if provided at the time otherwise required under this Agreement then such payments shall be delayed until the date that is six months after the date of the Executive's "separation from service" (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company, or, if earlier, the date of the Executive's death.  Any payments delayed pursuant to this Section VI.J shall be made in a lump sum on the first day of the seventh month following the Executive's "separation from service" (as such term is defined under Treasury Regulation 1.409A-1(h)), or, if earlier, the date of the Executive's death. In addition, to the extent that any reimbursement, fringe benefit or other, similar plan or arrangement in which the Executive participates during the term of Executive's employment or thereafter provides for a "deferral of compensation" within the meaning of Section 409A of the Code, such amount shall be paid in accordance with Section 1.409A-3(i)(1)(iv) of the Treasury Regulations, including (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) any such reimbursement or payment may not be subject to liquidation or exchange for another benefit.  In addition, notwithstanding any other provision to the contrary, in no event shall any payment under this Agreement that constitutes "deferred compensation" for purposes of Section 409A of the Code and the Treasury Regulations promulgated thereunder be subject to offset by any other amount unless otherwise permitted by Section 409A of the Code.  For the avoidance of doubt, any payment due under this Agreement within a period following Executive's termination of employment or other event, shall be made on a date during such period as determined by the Company in its sole discretion.

VII.	REPRESENTATIONS. The Executive represents and warrants that the Executive is not a party to any agreement or instrument which would prevent the Executive from entering into or performing the Executive's duties in any way under this Agreement.

VIII.	ASSIGNMENT, BINDING AGREEMENT. This Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by the Executive, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

IX.            CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION

A.	The Executive acknowledges that:

1.	the business of providing healthcare and/or well-being support services, coaching or management in which the Company is engaged (the "Business") is intensely competitive and that the Executive's employment by the Company will require that the Executive have access to and knowledge of confidential information of the Company relating to its business plans, financial data, marketing programs, client information, contracts and other trade secrets, in each case other than as and to the extent such information is generally known or publicly available through no violation of this Agreement by the Executive;

2.	the use or disclosure of such information other than in furtherance of the Business may place the Company at a competitive disadvantage and may do damage, monetary or otherwise, to the Business; and

3.	the engaging by the Executive in any of the activities prohibited by this Section IX shall constitute improper appropriation and/or use of such information. The Executive expressly acknowledges the trade secret status of the Company's confidential information and that the confidential information constitutes a protectable business interest of the Company. Other than as may be required in the performance of the Executive's duties, Executive expressly agrees not to divulge such confidential information to anyone outside the Company without prior permission.

B.	The "Company" (which shall be construed to include the Company, its subsidiaries and their respective affiliates) and the Executive agree that for a period of twenty-four (24) months after the Date of Termination (for any reason, except as provided in Section IX.C below):

1.	The Executive shall not engage in Competition, as defined below, with the Company or its subsidiaries within any market where the Company is conducting the Business at the time of termination of the Executive's employment hereunder. For purposes of this Agreement, "Competition" by the Executive shall mean the Executive's being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting the Executive's name to be used in connection with the activities of any entity engaged in the Business, provided that, it shall not be a violation of this Section IX.B.1 for the Executive to become the registered or beneficial owner of less than five percent (5%) of any class of the capital stock of any one or more competing corporations registered under the Exchange Act, provided that, the Executive does not participate in the business of such corporation until such time as this covenant expires; and

2.	The Executive shall not, directly or indirectly, for the Executive's benefit or for the benefit of any other person or entity, do any of the following:

a.	solicit from any customer, doing business with the Company as of the Date of Termination, business of the same or of a similar nature to the Business of the Company with such customer;

b.	solicit from any known potential customer of the Company business of the same or of a similar nature to that which, to the knowledge of the Executive, has been the subject of a written or oral bid, offer or proposal by the Company, or of substantial preparation with a view to making such a bid, proposal or offer, within twenty-four (24) months prior to the Date of Termination; or

c.	recruit or solicit the employment or services of any person who was employed by the Company as of the Date of Termination and is employed by the Company at the time of such recruitment or solicitation.

3.	The Executive acknowledges that the services to be rendered by the Executive to the Company are of a special and unique character, which causes this Agreement to be of significant value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach or threatened breach by the Executive of any of the provisions contained in this Section IX will cause the Company irreparable injury. The Executive therefore agrees that the Company will be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining the Executive from any such violation or threatened violations. The Executive acknowledges that the terms of this Section IX and its obligations are reasonable and will not prohibit the Executive from being employed or employable in the health care industry.

C.	If the Executive's employment is terminated in connection with the non-renewal of this Agreement by either party in accordance with Section II, the Company may elect, by giving written notice to the Executive, for the prohibitions set forth in Section IX.B to apply for a period of twenty-four (24) months after the Date of Termination, provided that the Company continues to pay the Executive's Base Salary (periodically at regular payroll intervals following the Date of Termination) during such twenty-four (24) month period. Notwithstanding anything in the foregoing to the contrary, if the Company elects not to renew this Agreement on or within twelve (12) months following a Change in Control, such termination shall be treated as a termination of employment without Cause (pursuant to Section VI.E) following a Change in Control, and the severance provisions of Section VI.H shall apply in lieu of this Section IX.C.

D.	The period during which the prohibitions set forth in Section IX.B are in effect shall be extended by any period or periods during which the Executive is in violation of Section IX.B.

E.	If any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the fullest extent permitted by law.

X.	INVENTIONS AND PATENTS. The Executive agrees that all processes, technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

XI.	INTELLECTUAL PROPERTY. Notwithstanding and without limiting the provisions of Section X, the Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with or during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder), the Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

XII.	ENTIRE AGREEMENT. This Agreement, together with Exhibits A and B attached hereto, contains all the understandings between the parties pertaining to the matters referred to herein, and supersedes any other undertakings and agreements, whether oral or written, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, the Executive does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter or effect of this Agreement or otherwise and that Executive has had the opportunity to be represented by counsel of the Executive's choosing.

XIII.	AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be amended or waived, unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

XIV.	NOTICES. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier, facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice in writing:

To the Executive at:	To the Company at:
Address on file	Healthways, Inc. 701 Cool Springs Blvd. Franklin, TN 37067 Attn: Legal Department

Any notice delivered personally or by courier shall be deemed given on the date delivered. Any notice sent by facsimile, registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date transmitted by facsimile or mailed.

XV.	SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

XVI.	SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

XVII.	GOVERNING LAW; VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of law thereof, and venue shall be the United States District Court for the Middle District of Tennessee.

XVIII.	ATTORNEYS FEES. The Company shall reimburse Executive for the reasonable attorneys fees incurred by him relating to the negotiation and documentation of this Agreement and any related agreements.

XIX.	D&O COVERAGE; INDEMNIFICATION. During the Term, the Company shall maintain, for the benefit of the Executive, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained by the Company for any other officer or director. In addition, the Executive shall be indemnified by the Company for acts taken within the scope of his employment with the Company or service on the Board to the maximum extent permitted by applicable law. The Executive's rights under this Section XIX shall continue so long as he may be subject to such liability, whether or not this Agreement may have terminated prior thereto.

XX.	WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PROVISIONS OF THIS SECTION XX SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

XXI.	HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

XXII.	COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement effective as of date set forth above.

HEALTHWAYS, INC.

By: /s/ Alfred Lumsdaine
Name: Alfred Lumsdaine
Title: Chief Financial Officer and Interim President and Chief Executive Officer

EXECUTIVE
/s/ Donato Tramuto
Donato Tramuto

Exhibit 10.2
EXHIBIT A
HEALTHWAYS, INC.
AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(EXECUTIVE OFFICERS AND OTHER SENIOR OFFICERS)

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the "Agreement"), dated GRANT DATE, is by and between Healthways, Inc., a Delaware corporation (the "Company"), and Donato Tramuto (the "Grantee"), under the Company's Amended and Restated 2014 Stock Incentive Plan (the "Plan").  Terms not otherwise defined herein shall have the meanings given to them in the Grantee's Employment Agreement, dated August 3, 2015 (as may be amended from time to time, the "Employment Agreement"), or if not defined in the Employment Agreement, then the meanings given to them in the Plan.

Section 1.                          Restricted Stock Unit Award.  The Grantee is hereby granted NUMBER OF SHARES restricted stock units (the "Restricted Stock Units").  Each Restricted Stock Unit represents the right to receive one share of the Company's Common Stock, $.001 par value (the "Stock"), subject to the terms and conditions of this Agreement and the Plan.

Section 2.                          Vesting of the Award.  Except as otherwise provided in Section 3 and Section 5 below, the Restricted Stock Units will vest at such times (the "Vesting Date") and in the percentages set forth below, as long as the Grantee is serving as an employee of the Company on the Vesting Date.

Vesting Date	Award Percentage of Restricted Stock Units
One Year from Start Date Two Years from Start Date Three Years from Start Date	33% 33% 34%
The Company shall issue one share of Stock to the Grantee in settlement of each vested Restricted Stock Unit (the "Distributed Shares") at the time the Restricted Stock Unit vests pursuant to any provision of this Agreement. The Distributed Shares shall be represented by a certificate or by a book-entry.

Section 3.                          Forfeiture on Termination of Employment.

3.1.            Termination by the Company for Cause.  If the Grantee's employment with the Company is involuntarily terminated for Cause, then all Restricted Stock Units that have not vested prior to the date of termination of Grantee's employment will be forfeited and the Grantee shall have no further rights with respect to such Restricted Stock Units.

3.2.            Termination by the Company without Cause or by the Grantee for Good Reason.  If Grantee's employment with the Company (a) is involuntarily terminated by the Company for any reason other than termination for Cause, or (b) is terminated by the Grantee for Good Reason, then, subject to Grantee's execution of any release of claims provided for in the Employment Agreement, the number of Restricted Stock Units that will vest on the Date of Termination shall be the excess of (x) the NUMBER OF SHARES multiplied by a fraction, the numerator of which is the number of full months since the Start Date during which Grantee was employed by the Company and the denominator of which is 36, over (y) the number of Restricted Stock Units that have previously vested in accordance with Section 2, and the Company shall issue the Stock underlying such vested Restricted Stock Units to the Grantee on or about the Date of Termination.  For purposes of this Section 3.2, the terms "Good Reason" and "Cause" shall have the meanings set forth in the Employment Agreement.

3.3.            Termination by Death or Disability.  If the Grantee's employment by the Company terminates by reason of death or Disability (as defined in the Plan), the Restricted Stock Units granted hereunder shall immediately vest.

3.4.            Other Termination.  If the Grantee's employment by the Corporation is terminated for any reason other than as described in Sections 3.1 through 3.3 above, then all Restricted Stock Units that have not vested prior to the date of termination of Grantee's employment will be forfeited and the Grantee shall have no further rights with respect to such Restricted Stock Units.

Section 4.                          Voting Rights and Dividends.  Prior to each Vesting Date, the Grantee shall be credited with cash dividend equivalents with respect to the Restricted Stock Units at the time of any payment of dividends to stockholders on shares of Common Stock in accordance with the terms set forth in the Plan, and such dividend equivalents shall be paid (in cash, without interest) to the Grantee when the Restricted Stock Units to which they relate are settled in accordance with this Agreement.  The Grantee shall not have any voting rights with respect to the Stock underlying the Restricted Stock Units prior to the vesting of the Restricted Stock Units and the issuance of the Stock as set forth in Section 2.  A holder of Distributed Shares shall have full dividend and voting rights as a holder of Stock.

Section 5.                          Restrictions on Transfer; Change in Control.

5.1.            General Restrictions.  The Restricted Stock Units shall not be transferable by the Grantee (or his or her personal representative or estate) other than by will or by the laws of descent and distribution.  The terms of this Agreement shall be binding on the executors, administrators, heirs and successors of the Grantee.

5.2.            Change in Control.  If Grantee's employment with the Company (or its successor company) (a) is involuntarily terminated within 12 months following a Change in Control for any reason other than termination for Cause, (b) is terminated by the Grantee for Good Reason within 12 months following a Change in Control, or (c) has terminated by reason of Retirement as of the date of the Change in Control, all restrictions imposed on the Restricted Stock Units shall thereupon lapse, the Restricted Stock Units will become free of all restrictions and become fully vested, and the Company (or its successor company) shall issue the Stock underlying the Restricted Stock Units to the Grantee on or about the Date of Termination; provided, however, that if in connection with a Change in Control, the acquiring corporation (or other successor to the Company in the Change in Control) does not assume the Restricted Share Units, then the Restricted Share Units shall vest and be settled in Stock issued to the Grantee immediately prior to the Change in Control. For purposes of this Section 5.2, the terms "Good Reason" and "Cause" shall have the meanings set forth in the Employment Agreement.
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Section 6.                          Restrictive Agreement.  As a condition to the receipt of any Distributed Shares, the Grantee (or his or her legal representative or estate or any third party transferee), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Grantee or such other recipient of the shares represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution.

Section 7.                          Restricted Stock Units Award Subject to Recoupment Policy. The award of Restricted Stock Units is subject to the Healthways, Inc. Compensation Recoupment Policy (the "Policy").  The award of Restricted Stock Units, or any amount traceable to the award of Restricted Stock Units, shall be subject to the recoupment obligations described in the Policy.

Section 8.                          Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Stock, the number of Restricted Stock Units subject to this Agreement shall be equitably and proportionately adjusted by the Committee in accordance with the Plan without duplication of Section 4.

Section 9.                          Tax Withholding.  The Company shall have the right to require the Grantee to remit to the Company an amount necessary to satisfy any federal, state and local withholding tax requirements attributable to the vesting and payment of the Restricted Stock Units prior to the delivery of the Distributed Shares, or may withhold from the Distributed Shares an amount of Stock having a Fair Market Value equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

Section 10.                          Plan.  This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan that do not conflict with this Agreement are also provisions of this Agreement.  If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement will govern.  By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

Section 11.                          Confidentiality, Non-Solicitation and Non-Compete.  In the event Grantee breaches any of the confidentiality, non-solicitation or non-compete covenants set forth in the Employment Agreement, the Restricted Stock Units shall immediately thereupon expire and be forfeited, and the Company shall be entitled to seek other appropriate remedies it may have available in connection with such breach.

Section 12.                          Miscellaneous.

12.1.            Entire Agreement.  This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock Units granted hereby, and supersede any prior or contemporaneous negotiations and understandings.  The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.
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12.2.            Employment.  By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give the Grantee any right to continue to be employed by the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan.

12.3.            Captions.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

12.4.            Counterparts.  This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

12.5.            Notice.  All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	Healthways, Inc.
701 Cool Springs Blvd
Franklin, Tennessee 37067

To the Grantee:	Donato Tramuto
(Grantee name and address)	Address on File
at Healthways

12.6.            Amendment.  Subject to the restrictions contained in the Plan, the Committee may amend the terms of this Agreement, prospectively or retroactively, but, subject to Section 8 above, no such amendment shall impair the rights of the Grantee hereunder without the Grantee's consent.

12.7.            Governing Law.  This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

12.8.            Validity; Severability.  If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  If any court determines that any provision of this Agreement is unenforceable but has the power to reduce the scope or duration of such provision, as the case may be, such provision, in its reduced form, shall then be enforceable.
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12.9.            Interpretation; Resolution of Disputes; Section 409A.

(a)            It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee.  Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

(b)            Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the settlement of the Restricted Stock Units (including any dividend equivalent rights) to be made to the Grantee pursuant to this Agreement is intended to qualify as a "short-term deferral" pursuant to Section 1.409A-1(b)(4) of the U.S. Treasury Regulations and this Agreement shall be interpreted consistently therewith.  However, under certain circumstances, settlement of the Restricted Stock Units or any dividend equivalent rights may not so qualify, and in that case, the Committee shall administer the grant and settlement of such Restricted Stock Units and any dividend equivalent rights in strict compliance with Section 409A of the Code.  Further, notwithstanding anything herein to the contrary, if at the time of a Participant's termination of employment with the Company, the Participant is a "specified employee" as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant's termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment.  Each payment of Restricted Stock Units (and related dividend equivalent rights) constitutes a "separate payment" for purposes of Section 409A of the Code.

12.10.            Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee's legal representative and permitted assignees.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators, successors and assignees.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have caused the Restricted Stock Unit Award Agreement to be duly executed as of the day and year first written above.

HEALTHWAYS, INC.

By:

Name:
Title:

GRANTEE: Donato Tramuto

Online Grant Acceptance Satisfies
Signature Requirement

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Exhibit 10.3

EXHIBIT B
HEALTHWAYS, INC.
AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN
MARKET STOCK UNIT AWARD AGREEMENT

This MARKET STOCK UNIT AWARD AGREEMENT (the "Agreement"), dated GRANT DATE (the "Grant Date") is by and between Healthways, Inc., a Delaware corporation (the "Company"), and Donato Tramuto (the "Grantee"), under the Company's Amended and Restated 2014 Stock Incentive Plan (the "Plan").  Terms not otherwise defined herein shall have the meanings given to them in the Grantee's Employment Agreement, dated August 3, 2015 (as may be amended from time to time, the "Employment Agreement"), or if not defined in the Employment Agreement, then the meanings given to them in the Plan.

Section 1.                          Market Stock Unit Award; Performance Goals.  Subject to adjustment as set forth herein, the Grantee is hereby granted 250,000 restricted stock units (the "Target Award") under the Plan, with the specific number of restricted stock units earned to be determined in accordance with Exhibit A hereto (the "Market Stock Units").  Each Market Stock Unit represents the right to receive one share of the Company's Common Stock, $.001 par value (the "Stock"), subject to the terms and conditions of this Agreement and the Plan.  Except as otherwise provided in Section 3 or Section 5.2, before the Market Stock Units will be earned and settled, the Committee must certify the level of achievement of the Performance Goals described in Exhibit A hereto which the Committee shall do as soon as practicable after the third anniversary of the Start Date (as defined in the Employment Agreement) (the "End Date of the Performance Period", and such period, the "Performance Period").  Any Market Stock Units that are not earned as a result of the level of achievement of the Performance Goals at of the End Date of the Performance Period shall be immediately forfeited as of the End Date of the Performance Period.

Section 2.                          Vesting of the Award.  Except as otherwise provided in Section 3 and Section 5.2 below, 100% of the Market Stock Units determined by the Committee to be earned pursuant to Section 1 hereof will vest on the End Date of the Performance Period (the "Vesting Date"), as long as the Grantee is serving as an employee of the Company on such date.  The Company shall issue one share of the Stock to the Grantee in settlement of each earned and vested Market Stock Unit (in the aggregate, the "Distributed Shares") at the time the Market Stock Unit vests pursuant to this Agreement.  The Distributed Shares shall be represented by a certificate or by a book-entry.

Section 3.                          Forfeiture on Termination of Employment.

3.1.            Termination by the Company for Cause.  If the Grantee's employment with the Company is involuntarily terminated for Cause prior to the End Date of the Performance Period, then all Market Stock Units will be forfeited and the Grantee shall have no further rights with respect to such Market Stock Units.

3.2.            Termination by the Company without Cause or by the Grantee for Good Reason. If Grantee's employment with the Company (a) is involuntarily terminated by the Company for any reason other than termination for Cause, or (b) is terminated by the Grantee for Good Reason, then, subject to Grantee's execution of any release of claims provided for in the Employment Agreement, the Vesting Date shall be the effective date of Grantee's termination of employment, and the number of Market Stock Units that shall vest (the "Pro Rata Amount") shall be the product of (i) a fraction, the numerator of which is the number of whole months during the Performance Period that the Grantee was employed by the Company, and the denominator of which is the number of months in the originally stated Performance Period, multiplied by (ii) the greater of (A) the Target Award, or (B) the number of Market Stock Units that would vest pursuant to Exhibit A if the Performance Goals that had been achieved as of the Vesting Date were in fact achieved on the End Date of the Performance Period, as further described on Exhibit A. The Pro Rata Amount of Market Stock Units shall be settled in Stock issued to the Grantee as soon as practicable following the Vesting Date. For purposes of this Section 3.2, the terms "Cause" and "Good Reason" shall have the meanings set forth in the Employment Agreement.

3.3.            Termination by Death or Disability.  If the Grantee's employment with the Company terminates by reason of death or Disability (as defined in the Plan), then the Vesting Date shall be the date of Grantee's death or the effective date of Grantee's termination of employment on account of Disability, and the number of Market Stock Units that shall vest shall be the product of (i) a fraction, the numerator of which is the number of whole months during the Performance Period that the Grantee was employed by the Company, and the denominator of which is the number of months in the originally stated Performance Period, multiplied by (ii) the Target Award. The Market Stock Units shall be settled in Stock issued to the Grantee (or Grantee's estate or personal representative, as applicable) as soon as practicable following the Vesting Date.

3.4.            Other Termination.  Subject to Section 5.2, if the Grantee's employment with the Company terminates for any reason other than as described in Sections 3.1 through 3.3 above (or if Grantee fails to execute any release of claims pursuant to the Employment Agreement, if applicable), then all Market Stock Units that have not vested prior to the date of termination of Grantee's employment will be forfeited and the Grantee shall have no further rights with respect to such Market Stock Units.

Section 4.                          Voting Rights and Dividends.  Prior to the Vesting Date, the Grantee shall be credited with cash dividend equivalents with respect to the Market Stock Units at the time of any payment of dividends to stockholders on shares of Common Stock in accordance with the terms set forth in the Plan, and such dividend equivalents shall be paid (in cash, without interest) to the Grantee when the Market Stock Units to which they relate are settled in accordance with this Agreement.  The Grantee shall not have any voting rights with respect to the Stock underlying the Market Stock Units prior to the vesting of the Market Stock Units and the issuance of the Stock as set forth in Section 2.  A holder of Distributed Shares shall have full dividend and voting rights as a holder of Stock.
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Section 5.                          Restrictions on Transfer; Change in Control.

5.1.            General Restrictions.  The Market Stock Units shall not be transferable by the Grantee (or his or her personal representative or estate) other than by will or by the laws of descent and distribution.  The terms of this Agreement shall be binding on the executors, administrators, heirs and successors of the Grantee.

5.2.            Change in Control.

(a)            If in connection with a Change in Control, the acquiring corporation (or other successor to the Company in the Change in Control) does not assume the Market Stock Units, then a number of Market Stock Units shall vest and be settled in Stock issued to the Grantee immediately prior to the Change in Control equal to the greater of (A) the Target Award, or (B) the number of Market Stock Units that would vest pursuant to Exhibit A if the Performance Goals that had been achieved as of the date of the Change in Control had in fact been achieved as of the End Date of the Performance Period.

(b)            If in connection with a Change in Control, the acquiring corporation  (or other successor to the Company in the Change in Control) assumes the Market Stock Units, and if Grantee's employment with the Company (or its successor company) (i) is involuntarily terminated within 12 months following a Change in Control for any reason other than termination for Cause, or (ii) is terminated by the Grantee for Good Reason within 12 months following a Change in Control, then subject to Grantee's execution of any release of claims set forth in the Employment Agreement, the Vesting Date shall be the date of the termination of employment described in this Section 5.2(b), and a number of Market Stock Units shall vest and be settled in Stock issued to the Grantee on the Vesting Date equal to the greater of (A) the Target Award, or (B) the number of Market Stock Units that would vest pursuant to Exhibit A if the Performance Goals that had been achieved as of the Vesting Date were in fact achieved as of the End Date of the Performance Period. For purposes of this Section 5.2(b), the terms "Cause" and "Good Reason" shall have the meanings set forth in the Employment Agreement.

Section 6.                          Restrictive Agreement.  As a condition to the receipt of any Distributed Shares, the Grantee (or his or her legal representative or estate or any third party transferee), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Grantee or such other recipient of the shares represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution.

Section 7.                          Market Stock Units Award Subject to Recoupment Policy. The award of Market Stock Units is subject to the Healthways, Inc. Compensation Recoupment Policy (the "Policy").  The award of Market Stock Units, or any amount traceable to the award of Market Stock Units, shall be subject to the recoupment obligations described in the Policy.

Section 8.                          Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Stock, the number of Market Stock Units subject to this Agreement, as well as the performance criteria set forth on Exhibit A, shall be equitably and proportionately adjusted by the Committee in accordance with the Plan and the intent of this Agreement without duplication of Section 4.
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Section 9.                          Tax Withholding.  The Company shall have the right to require the Grantee to remit to the Company an amount necessary to satisfy any federal, state and local withholding tax requirements attributable to the vesting and payment of the Market Stock Units prior to the delivery of the Distributed Shares, or may withhold from the Distributed Shares an amount of Stock having a Fair Market Value equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

Section 10.                          Plan.  This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan that do not conflict with this Agreement are also provisions of this Agreement.  If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement will govern.  By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

Section 11.                          Confidentiality, Non-Solicitation and Non-Compete. In the event Grantee breaches any of the confidentiality, non-solicitation or non-compete covenants set forth in the Employment Agreement, the Market Stock Units shall immediately thereupon expire and be forfeited, and the Company shall be entitled to seek other appropriate remedies it may have available in connection with such breach.

Section 12.                          Miscellaneous.

12.1.            Entire Agreement.  This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Market Stock Units granted hereby, and supersede any prior or contemporaneous negotiations and understandings.  The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Market Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.

12.2.            Employment.  By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give the Grantee any right to continue to be employed by the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan.

12.3.            Captions.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

12.4.            Counterparts.  This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

12.5.            Notice.  All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.
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To the Company:	Healthways, Inc.
701 Cool Springs Blvd
Franklin, Tennessee 37067

To the Grantee:	Donato Tramuto
(Grantee name and address)	Address on File
at Healthways

12.6.            Amendment.  Subject to the restrictions contained in the Plan, the Committee may amend the terms of this Agreement, prospectively or retroactively, but, subject to Section 8 above, no such amendment shall impair the rights of the Grantee hereunder without the Grantee's consent.

12.7.            Governing Law.  This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.

12.8.            Validity; Severability.  If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  If any court determines that any provision of this Agreement is unenforceable but has the power to reduce the scope or duration of such provision, as the case may be, such provision, in its reduced form, shall then be enforceable.

12.9.            Interpretation; Resolution of Disputes; Section 409A.

(a)            It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Grantee.  Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

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(b)            Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the settlement of the Market Stock Units (including any dividend equivalent rights) to be made to the Grantee pursuant to this Agreement is intended to qualify as a "short-term deferral" pursuant to Section 1.409A-1(b)(4) of the U.S. Treasury Regulations and this Agreement shall be interpreted consistently therewith.  However, under certain circumstances, settlement of the Market Stock Units or any dividend equivalent rights may not so qualify, and in that case, the Committee shall administer the grant and settlement of such Market Stock Units and any dividend equivalent rights in strict compliance with Section 409A of the Code.  Further, notwithstanding anything herein to the contrary, if at the time of a Participant's termination of employment with the Company, the Participant is a "specified employee" as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant's termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment.  Each payment of Market Stock Units (and related dividend equivalent rights) constitutes a "separate payment" for purposes of Section 409A of the Code.

12.10.            Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee's legal representative and permitted assignees.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators, successors and assignees.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties have caused the Market Stock Unit Award Agreement to be duly executed as of the day and year first written above.

HEALTHWAYS, INC.

By:

Name:
Title:

GRANTEE: Donato Tramuto

Online Grant Acceptance Satisfies
Signature Requirement

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EXHIBIT A

Performance Period:  The three year period beginning on the Start Date.

Performance Goal:

Subject to the remaining provisions of this paragraph, the number of Market Stock Units earned shall be determined based on the compounded annual total shareholder return of the Company's Stock over the Performance Period. Compounded annual total shareholder return will be calculated using a beginning price equal to $12.48, and an ending price equal to the trading volume weighted average price of the Company's Stock over the period beginning ten (10) calendar days prior to the End Date of the Performance Period and ending on the End Date of the Performance Period, and accounting for immediate reinvestment (as of the ex-dividend date) of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) over this period. In the event Grantee's employment terminates under the circumstances described in Section 3.2 or the Market Stock Units are settled pursuant to Section 5.2, the ending price shall be equal to the trading volume weighted average price of the Company's Stock over the period beginning ten (10) calendar days prior to the termination of Grantee's employment (or Change in Control, if applicable), and the compounded annual total shareholder return shall be determined as if such ending price were the price on the End Date of the Performance Period (which, for the avoidance doubt, would remain the third anniversary of the Start Date).

The Target Award set forth in Section 1 of this Agreement shall be multiplied by the applicable percentage set forth in the table below (rounded to the nearest full share), with earned amounts above the 15% and below the 30% thresholds and above the 30% and below the 45% thresholds listed below determined by the Committee using straight-line interpolation:

Compounded Annual Total Shareholder Return as of the End Date of the Performance Period	Percentage of Target Award Earned
Less than 15%	0%
15%	100%
30%	140%
45% or more	180%

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